Exhibit 32

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by CKX Lands, Inc. (the “Company”) of the Annual Report on Form 10-K for the year ending December 31, 2015 (the “Report”), each of the undersigned hereby certifies, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2016	/s/Brian R. Jones
Brian R. Jones President and Treasurer